UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

SpartanNash Company

(Exact Name of Registrant as Specified in Charter)

Michigan	000-31127	38-0593940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan	49518-8700
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2017, SpartanNash Company ("SpartanNash"), entered into an amendment (the “Amendment” to the previously announced Asset Purchase Agreement by and among SpartanNash, Caito Foods Service, Inc. and its affiliate, Blue Ribbon Transport, Inc. (collectively, “Caito”) , and Matthew Caito as Seller’s Representative dated as of November 3, 2016 the (“Agreement”).

The Amendment provides if the acquired assets do not meet certain financial targets for SpartanNash’s 2017 fiscal year, then SpartanNash will recoup a portion of the purchase price according to the formula set forth in the Amendment. Any such recoupment would be made first from the portion of the purchase price placed in escrow, and then, to the extent necessary, as an offset against amounts that may become payable to Caito upon the achievement of certain earn-out targets. The Amendment provides that the escrow will terminate after completion of the audit of SpartanNash’s 2017 fiscal year.

The Amendment also provides for additional possible payments to Caito of up to $15 million if the acquired Fresh Kitchen business achieves certain performance targets for SpartanNash’s 2017 and 2018 fiscal years. Finally, the Amendment provides that SpartanNash waives certain closing conditions and indemnity claims.

A copy of the Amendment is attached as Exhibit 2.1 and is incorporated herein by reference. The foregoing brief description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 2.01.Completion of Acquisition or Disposition of Assets.

The information disclosed above under Item 1.01 of this Report is incorporated herein by reference.

On January 6, 2017, SpartanNash, activing through its wholly-owned subsidiaries, completed its previously announced acquisition of certain assets of Caito pursuant to the Agreement, as amended by the Amendment.

SpartanNash paid a purchase price of $217.5 million in cash using borrowings under its existing credit facility. The purchased assets include Caito’s produce distribution business (including four distribution centers), fresh fruit and vegetable business, Caito’s newly constructed Fresh Kitchen facility, and food logistics services business.

The purchase price is subject to working capital adjustments, possible “earn-out” payments to Caito upon the achievement of certain performance targets, and a possible payment to SpartanNash if the acquired assets fail to achieve certain targets, all as set forth in the Agreement as amended by the Amendment.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits: The following documents are attached as an exhibit to this report on Form 8-K:

Exhibit No.	Description

2.1

Amendment Asset Purchase Agreement dated as of January 6, 2017 by and among SpartanNash Company, Caito Food Service, Inc., Blue Ribbon Transport, Inc., and Matthew Caito as Seller’s Representative. Exhibits and schedules to this agreement are listed and identified in the agreement. Omitted exhibits and schedules will be furnished to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 9, 2017	SpartanNash Company

	By:	/s/Christopher P. Meyers
Christopher P. Meyers Executive Vice President and Chief Financial Officer (Principal Financial Officer)